Exhibit 99.1

BUSINESS FIRST BANCSHARES, INC. ANNOUNCES CHANGE OF LOCATION OF THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 14, 2020

Baton Rouge, LA (March 31, 2020) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, Baton Rouge, Louisiana, announced today that due to the emerging public health impact of the coronavirus (COVID-19) pandemic, the location of Business First’s special meeting of shareholders to be held on Tuesday, April 14, 2020 at 8:00 a.m. Central Time (the “Special Meeting”) has been changed and will be held in a virtual meeting format only. The purpose of the Special Meeting is to consider and vote on certain proposals relating to the previously announced Agreement and Plan of Reorganization, dated as of January 22, 2020, by and between Business First and Pedestal Bancshares, Inc. (“Pedestal”), pursuant to which Pedestal will be merged with and into Business First (the “Merger”), with Business First surviving the Merger.

To be admitted to the Special Meeting at www.meetingcenter.io/236154631, shareholders must enter the control number found on their proxy card previously received. The password for the meeting is BFST2020. Further information regarding this change to the location of the Special Meeting can be found in the Notice of Change of Location of Special Meeting of Shareholders filed by Business First with the Securities and Exchange Commission on March 31, 2020.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary b1BANK, formerly known as Business First Bank, operates 26 banking centers in markets across Louisiana and in the Dallas, Texas area. b1BANK provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Forward-Looking Statements

This press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the Merger between Business First and Pedestal, including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) Business First’s and Pedestal’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of Business First and Pedestal and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of Business First and Pedestal. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Business First and Pedestal may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the negative impact on income to Business First and Pedestal and the United States economy resulting from the coronavirus (COVID-19) pandemic; (5) the shareholders of Business First and Pedestal may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which Business First and Pedestal are engaged; (7) changes in the interest rate environment may compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Business First’s and Pedestal’s markets could adversely affect operations; (10) reputational risk and the reaction of the parties’ customers to the Merger, and (11) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Business First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov) and also the S-4 Registration Statement (as defined below).

Business First and Pedestal caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Business First or Pedestal or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Business First and Pedestal do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Additional Information and Where to Find It

In connection with the proposed transaction, Business First filed with the SEC a Registration Statement on Form S-4 (File No. 333-236472) on February 18, 2020, which was amended on February 28, 2020 and declared effective by the SEC on March 4, 2020 (the “S-4 Registration Statement”). The S-4 Registration Statement includes a prospectus of Business First and a joint proxy statement of Business First and Pedestal (the “Joint Proxy Statement-Prospectus”), which has been mailed to Business First’s and Pedestal’s shareholders. Shareholders of Business First and Pedestal and other investors are urged to read the Joint Proxy Statement-Prospectus that was included in the S-4 Registration Statement in connection with the proposed Merger because it contains important information about Business First, Pedestal, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. Investors are able to obtain all documents filed with the SEC by Business First free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by Business First will be available free of charge from the Corporate Secretary of Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, LA 70801, Telephone 225-248-7600. The Joint Proxy Statement-Prospectus and the other documents may also be obtained for free by accessing Business First’s website at www.b1bank.com under the tab “Shareholder Info” and then under the heading “SEC Filings”. You are urged to read the Joint Proxy Statement-Prospectus carefully before making a decision concerning the Merger.

Participants in the Solicitation

Business First, Pedestal and certain of their directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Business First and Pedestal in connection with the Merger. Information about Business First’s directors and executive officers is available in its proxy statement for its 2019 annual meeting of shareholders, which was filed with the SEC on May 1, 2019. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement-Prospectus pertaining to the Merger and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

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